SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2005

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On April 13, 2005, Exchange Bancshares, Inc., an Ohio corporation located in Luckey, Ohio ("Exchange"), announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement") with Rurban Financial Corp., an Ohio corporation located in Defiance, Ohio ("Rurban").  Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Exchange will be merged with and into Rurban, with Rurban being the surviving corporation of such merger.  In connection with the merger, each outstanding share of Exchange's common stock will be converted into, subject to certain adjustments set forth in the Merger Agreement, (a) $22.00 in cash, or (b) 1.555 common shares, without par value, of Rurban.  A copy of the press release announcing the execution of the Merger Agreement and related agreements was issued on April 13, 2005 and is attached hereto as Exhibit 99.1.  A copy of the Merger Agreement is attached hereto as Exhibit 99.2.  Exchange shall furnish a copy of the disclosure schedules to the Commission upon the Commission's request.  The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Exchange received a comment letter, dated April 6, 2005, from the Securities Exchange Commission informing Exchange that the SEC had reviewed Exchange's Annual Report on Form 10-KSB that was filed on March 31, 2005.  The SEC's comments relate to the accounting and reporting by Exchange of its valuation allowance for deferred tax assets in fiscal years ended 2002, 2003 and 2004.  As requested by the SEC, Exchange has submitted a response to the comment letter explaining its rationale for the method of accounting and reporting of its valuation allowance for deferred tax assets for those years and indicating Exchange's belief that its accounting and reporting method is accurate.

In the event Exchange is required to revise its 2004 financial statements to reflect changes in the valuation allowance for deferred tax assets, the shareholder's equity of Exchange may be negatively impacted.  Such a negative impact to shareholder's equity may result in a reduction of the per share purchase price to be paid in connection with the consummation of the merger transaction contemplated by the Merger Agreement.

ITEM 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:  Not applicable

(b) Pro Forma Financial Information:  Not applicable

(c) Exhibits:

Exhibit No.	Description	Page
99.1	Press Release dated April 13, 2005
99.2	Agreement and Plan of Merger by and between Rurban Financial Corp. and Exchange Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCHANGE BANCSHARES, INC.

Date:  April 13, 2005

By:	/s/ THOMAS E. FUNK
Thomas E. Funk Vice President and CFO